UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ATE OF 1934

COMMISSION FILE NO.: 333-131084

Date of Report: August 11, 2009

FLEURS DE VIE, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	20-2388650
(State of organization)	(I.R.S. Employer Identification No.)

Jianqiao Road third Floor, Song Yuan City, Economic and Technology
Development District Jilin Province, China, Zip code: 138000
(Address of principal executive offices)(Zip Code)

(212) 232-0120
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2009 Fleurs De Vie, Inc. (the “Company” or “FDVI”) acquired 100% of the outstanding capital stock (the “Exchange”) of American D&C Investment, Inc., a Delaware corporation (“ADCI”). ADCI is a holding company that owns 100% of the equity of DaQing YueYu Oilfield Underground Technology Service Co., Ltd (“DaQing Yueyu”), a corporation organized under the laws of People’s Republic of China. DaQing Yueyu is engaged in the sale of steel and steel related products (“Steel”) and through its 95% owned subsidiary Jilin Yifeng Energy Sources Co., Ltd. (“Jilin Yifeng”) is engaged in the business of extraction and sale of crude oil (“Extraction”) and subleasing of oil fields (the “Sublease”), in Jilin Province. All of Jilin Yifeng’s business is currently in China.  ADCI is 100% owned by our current officers and directors.

In connection with the closing of the Exchange on August 11, 2009, the following took place:FDVI issued to the shareholders of ADCI 30,000,000 shares of FDVI Common Stock.

Yongjun Wang resigned as our Chief Financial Officer and Chief Accounting Officer, and Changming Zhang resigned as our President and Chief Executive Officer, but remain as directors of the Company.   Haimiao Sun was appointed a director of the Company.  In addition, the following persons were appointed as officers of the Company: Yongjun Wang, as President, Linan Gong, as Chief Executive Officer and Secretary, and Dehai Yin as Chief Financial and Accounting Officer.

Item 2.01 Completion of Acquisition of Assets

CLOSING OF THE SHARE EXCHANGE AGREEMENT

As more fully described in Item 1.01, on August 11,  2009, we entered into a Share Exchange Agreement (the “Share Exchange”) with ADCI and the shareholders of ADCI.  Pursuant to the Share Exchange we issued 30,000,000 shares of FDVI common stock in exchange for 100% of the shares of ADCI.  Further, as part of the Share Exchange, Yongjun Wang resigned as our Chief Financial Officer and Chief Accounting Officer, and Changming Zhang resigned as our President and Chief Executive Officer, but remain as directors of the Company.   Haimiao Sun was appointed a director of the Company.  In addition, the following persons were appointed as officers of the Company: Yongjun Wang, as President, Linan Gong, as Chief Executive Officer and Secretary, and Dehai Yin as Chief Financial and Accounting Officer.

As a result of the closing of the Share Exchange, ADCI became our wholly-owned subsidiary.  Our shareholders and directors approved the Share Exchange and the transactions contemplated under the Share Exchange.

Our current corporate structure is set forth below:

Organizational History of Fleurs De Vie, Inc.

We were incorporated in Nevada on April 15, 2005 as "Fleurs De Vie." On June 9, 2005, we filed a Certificate of Correction with the State of Nevada to have our registered name corrected to "Fleurs De Vie, Inc." Prior to the Share Exchange, in the course of day-to-day business operations in the State of Texas, we operated under the approved assumed name of "Fleurs De Vie, Inc."  We ceased operations in September 2007.  Prior to ceasing operations, we provided upscale custom floral design services and finished natural floral products to the general public.

On or about June 29, 2007, certain majority shareholders of FDVI, including Harold A. Yount, Jr. and Brenda P. Yount, our Chief Executive Officer and Vice President, respectively, Loev Corporate Filings, Inc. and David M. Loev (the “Sellers”), entered into a Stock Purchase Agreement with Huaqin Zhou, Xiaojin Wang and Huakang Zhou (the “Acquirers”) and certain other third parties, pursuant to which the Sellers sold an aggregate of 1,440,000 restricted shares of our common stock which they held (the “Restricted Shares”), representing approximately 77.5% of its outstanding common stock to the Acquirers (the “Stock Purchase”).  The purchase price paid to the Sellers for the Restricted Shares was $564,103 of which $50,000 had previously been received from the Acquirers in connection with the parties’ entry into a Letter of Intent. Additionally, finders and consulting fees paid out of the purchase price received by the Sellers totaled approximately $170,000.

In connection with the Stock Purchase, the Sellers retained an aggregate of 210,000 shares of our common stock, which they held are subject to a “put” option. Pursuant to the “put” option, the Sellers will be able to sell any part of the 210,000 shares back to us during a period of sixty (60) days beginning on July 1, 2008, for consideration of $1.00 per share.  If we are unable to pay the Sellers in connection with the “put” option, for a period of five (5) days following any exercise of the “put” option by the Sellers, the Sellers have the right to require us to issue them additional shares of common stock equal to three (3) times the total amount of money owed pursuant to the “put” option divided by the closing price of our common stock on the day the “put” option was defaulted,.  For instance, if the value of our common stock was $0.10 per share on the day we fail to pay the Sellers in connection with their exercise of 100,000 shares pursuant to the “put” option (for $100,000 owed to the Sellers), we would owe such Sellers 3,000,000 shares.

As of December 31, 2008, the Sellers exercised their put option. FDV was able to arrange third party purchase of 210,000 shares directly from the Sellers.

Organization History of American D&C Investment, Inc, and DaQing Yueyu Oilfield Underground Technology Service Co., Ltd.

American D&C Investment, Inc.

American D&C Investment, Inc. was organized under the laws of the State of Delaware on October 29, 2007. In June 2008, American D&C Investment, Inc. acquired 100% of the registered capital of DaQing Yueyu Oilfield Underground Technology Service Co., Ltd in exchange for equity in American D&C Investment, Inc. Those shares represent the only asset of American D&C Investment. The only shareholder of American D&C Investment, Inc is Ms. Xiaojin Wang.

DaQing Yueyu Oilfield Underground Technology Service Co., Ltd.

DaQing YueYu Oilfield Underground Technology Service Co., Ltd (“DaQing Yueyu”), organized on November 2007, is a holding company that owns 95% of the registered capital of Jilin Yifeng Energy Sources Co., Ltd. (“Jilin Yifeng”), a corporation organized under the laws of People’s Republic of China. DaQing Yueyu is engaged in the business of developing, and extracting crude oil through its 95% owned subsidiary Jilin Yifeng in Jinlin Province.

Jilin Yifeng Energy Sources Co., Ltd.

Jilin Yifeng was organized in 2002 as a liability limited company under the laws of The People’s Republic of China. Its offices and manufacturing facilities are located nearly from Jilin Oilfield, which is the sixth biggest oilfield throughout Fuyu region in Jilin Province. This location provides the company ready access to potential customers in the industrial sector of northeast China.

Our Business

Since 2003, we have been engaged in the development of oil wells and extracting oil from the Miao 14 oilfield blocks (“Miao 14”). Miao 14 covers 19.8 square kilometers, of which 15.6 square kilometers are oil-bearing areas. The geological reserve for the area is 6.07 million tons of oil, of which include proven oil reserves of 5.35 million tons. The thickness of the crust increases from 300 meters to 360 meters, inclining from the west to the east. Oil is found from 1,500 meters to 1,700 meters below sea level. Miao 14 is located in Song Yuan City of Jilin Province, at the intersection of the Nenjiang River and the Songhua River. The Chang Bai Railway and highway south of the oilfield provides the Company with the convenient access to transportation for the delivery of crude oil.   Our current oil extracting facilities operate at full capacity. Below is a description of our historical production levels.

On February 2002, we signed an Exclusive Business Cooperation Agreement with PetroChina Jilin Oilfield Company, a subsidiary of PetroChina Group, a corporation organized and existing under the laws of the People’s Republic of China (“PetroChina”), and the biggest crude oil supplier in China. After reaching the agreement, we initiated our business in January of 2003. During the first year, we drilled 19 oil wells. As of the end of 2005, we had 57 working oil wells, and had produced a total of 44,000 tons of crude oil during the period from 2003 to 2005.

From 2006 to 2007, we were not able to explore for new oil wells due to a lack of capital resources. As a result of our limited working capital during these two years, our output of oil was at a lower level compared to previous years.

On November 2007, DaQing Yueyu Oilfield Underground Technology Services Co., Ltd and DaQing Chunyiyuan Trade & Economy Co., Ltd. acquired 95% and 5% of the equity of Jilin Yifeng Respectively. Our new shareholders provided an infusion of capital and enabled us to explore for new wells in 2008. As of September 30, 2008, we had 91 producing oil wells. Of these oil wells, 34 wells were developed in the calendar year 2008.

As of June 30, 2009, our number of producing oil wells remained unchanged compared to September 30, 2008. There were no newly developed oil wells from October 1, 2008 to June 30, 2009. The primary reason is the dramatic decrease was a lack of sufficient working capital. The other significant factor was the low price of crude oil which limited the demand for new oil well exploration. We are unable to predict when this trend will reverse itself.

We sell all of the crude oil we extract to PetroChina Jilin Oilfield Company (“PetroChina Jilin Oilfield”). The selling price is the average FOB price of the previous month as listed on the Singapore crude oil markets.

We believe the newly explored and developed oil wells are more profitable and productive than the old wells. To continue our exploration of new wells and maintain a steady output of oil, we will require additional capital.

Distribution Channels

Exclusive Business Cooperation Agreement

Pursuant to a 20-year Exclusive Business Cooperation Agreement entered into by and among Jilin Yifeng and PetroChina on February 2002, we have the right to explore, develop and produce oil at Miao 14 and are able responsible for the well logging, drill-stem testing and core sampling.

Production

The Company commenced formal operation in 2003, after reaching an Exclusive Business Cooperation Agreement with Petro China Jilin Oilfield Company. From 2003 to 2005 we developed 57 wells, and produced 44,000 tons of crude oil during this period.

During the period from 2006 to early 2008, the Company suffered a downturn in results as there was not sufficient funding available for the Company to explore new wells. In the oil exploring business, it is critically important to have new well resources, since new wells are generally more productive and profitable than the old ones.

Below is the chart shown the Company’s output from 2006 to June 30, 2009 (unit: ton),

In 2009, from January 1 to June 30, the company’s output of crude oil was 5509 ton or 40,766 barrels.

Customers

The Company sells all its crude oil to PetroChina Jilin Oilfield on an exclusive basis. This agreement concludes on February 2022.

Facilities, Oil Properties and Activities

We currently own no real estate property. We lease our offices and land spaces from third parties under lease agreements which expire on December 6th, 2009. Our office space totals approximately 5,704 square feet, and is located at Jianqiao Road, third floor, Song Yuan City, Economic and Technology Development District, Jilin Province. The leased land is approximately 1076 square feet and is located at Song Yuan City, Jilin, PRC and is used for our warehouse, dormitories and garage.

As of June 30, 2009, the Company had a total of 91 producing wells, including 57 producing wells that were developed by 2006, and 34 producing wells developed in 2008. In addition, there were 91 traditional sucker-rod pumping machines in operation.

All of the Company’s crude oil production is exclusively sold to PetroChina Jilin Oilfield Company. Transportation expenses are limited and well-controlled. From October 1, 2008 to March 31, 2009, the company incurred transportation expenses of approximately $11,601. This represents only 1% of our net sales for the six months ended March 31, 2009.

Industry and Market Overview

As shown in the graph below, the consumption of crude oil grew rapidly in the beginning of 21th century in China. During the 1990’s, compared to the annual growth rate of 1.67% in production, the annual growth rate in China’s crude oil consumption was 5.77%. The report from BP PLC also indicated that the demand for crude oil in China was 245.7 million tons in 2002, an increase of 5.8% from 2001.

Crude Oil Production of China and OPEC from 2002 to 2007

December 2008 International Petroleum Monthly
Posted: January 13, 2009
(Thousand Barrels per Day)
	China	OPEC
2002 Average	3,390	67,162
2003 Average	3,409	69,434
2004 Average	3,485	72,493
2005 Average	3,609	73,737
2006 Average	3,673	73,461
2007 Average	3,729	73,012

Currently, China is the second largest energy consumer in the world, after the United States. The demand for crude oil in China resulted from economic growth and industrial development, which is expected to continue at an increasing rate for the next ten years. The booming economic environment attracts international manufacturers to set up production facilities in China for lower labor costs and operational expenses. Meanwhile, the fast growth in the Chinese automobile market is another significant factor affecting crude oil demand. It is reported that China's automobile manufacturing output amounted to 2,855,000 from January to November 2007, up 17% over the same period last year. Thus, the upward trend of crude oil consumption is expected to continue for at least the next five years in China.

Competition

The energy and petroleum industries are highly competitive. There is competition within the industries and also with other industries to supply the energy, fuel and chemical needs of industrial and individual consumers. Currently, all of our output is sold to PetroChina Jilin Oilfield. However, if the relationship with PetroChina is terminated, we will encounter competition with other firms for the sale or purchase of various goods or services in many national and international markets and employ all methods of competition which are lawful and appropriate for such purposes. A key component of our competitive position is our ability to manage expenses successfully, and maintain long-term cooperation relationship with PetroChina.

Employees

We currently have 105 full-time staff and employees.

Department	Headcount
Management and Administrative	20
Accounting staff	5
Site workers	80
Total	105

Regulation

We are subject to the environmental laws and regulations of the jurisdictions in which we carry on our business. Existing or future laws and regulations could have a significant impact on the exploration and development of natural resources by us. However, to date, we have not been required to spend any material amounts for environmental control facilities. The Chinese government strictly monitors compliance with these laws but compliance therewith has not had any adverse impact on our operations or our financial resources.

Legal ProceedingsWe are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

Risk Factors

Risks Related to Our Business

We have a limited operating history.

Our limited operating history and the early stage of development of the industry in which we operate makes it difficult to evaluate our business and future prospects. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. Any significant failure to realize anticipated revenue growth could result in operating losses.

All of our sales are concentrated in only one customer; the loss or termination of our cooperation agreement would have a material adverse impact on our revenues.

Currently, all of our output is sold to PetroChina Jilin Oilfield. However, if the relationship with PetroChina is terminated, we will encounter competition with other firms for the sale or purchase of various goods or services in many national and international markets and employ all methods of competition which are lawful and appropriate for such purposes. A key component of our competitive position is our ability to manage expenses successfully, and maintain long-term cooperation relationship with PetroChina. In addition, management has an understanding with PetroChina that if the price of oil declines below certain levels, then the Company will not produce and deliver oil to PetroChina.

Our ability to operate at a profit is partially dependent on market prices for crude oil. If the price drops significantly, we will be unable to maintain profitability.

Our results of operations and financial condition will be affected by the selling prices for crude oil. Prices are subject to and determined by market forces over which we have no control. The amount of our revenues depends on the market prices.

The markets in which we operate are highly competitive and fragmented and we may not be able to maintain market share.

We operate in highly competitive markets and expect competition to persist and intensify in the future. Our competitors are mainly domestic leaders in the energy markets in China. We face the risk that new competitors with greater resources than us will enter our markets.

Our future success substantially depends on our ability to significantly increase both our manufacturing/storage capacity and output.

Our future success depends on our ability to significantly increase both our manufacturing/storage capacity and output. If we are unable to do so, we may be unable to expand our business, decrease our costs, maintain our competitive position and improve our profitability. Our ability to establish additional manufacturing/storage capacity and increase output is subject to significant risks and uncertainties, including:

•
the ability to raise significant additional funds to purchase and prepay for raw materials or to build additional manufacturing facilities, which we may be unable to obtain on reasonable terms or at all;

•	delays or denial of required approvals by relevant government authorities;
•	diversion of significant management attention and other resources; and
•	failure to execute our expansion plan effectively.

If we are unable to establish or successfully operate additional manufacturing/storage capacity or to increase manufacturing output, or if we encounter any of the risks described above, we may be unable to expand our business as planned.

If we need additional financing, which may not be available to find such financing on satisfactory terms or at all.

Our capital requirements may be accelerated as a result of many factors, including timing of development activities, underestimates of budget items, unanticipated expenses or capital expenditures, future product opportunities with collaborators, future licensing opportunities and future business combinations. Consequently, we may need to seek additional debt or equity financing, which may not be available on favorable terms, if at all, and which may be dilutive to our stockholders.

We may seek to raise additional capital through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. To the extent we raise additional capital by issuing equity securities, our stockholders may experience dilution. To the extent that we raise additional capital by issuing debt securities, we may incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants. Debt financing would also be superior to our stockholders' interest in bankruptcy or liquidation. To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or product candidates, or grant licenses on unfavorable terms.

We have never paid cash dividends and are not likely to do so in the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Associated With Doing Business in China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under our current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese Renminbi appreciated approximately 2.5% against the U.S. dollar in 2005 and 3.3% in 2006. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE, which is under the authority of the People?痵 Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or those Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

Our ability to implement our planned development is dependent on many factors, including the ability to receive various governmental permits.

In accordance with PRC laws and regulations, we are required to maintain various licenses and permits in order to operate our business including, without limitation, Safety Production Permits and Finished Oil Products Distribution License and Dangerous Chemical Distribution License. We are required to comply with applicable production safety standards in relation to our production processes. Our premises and equipment are subject to periodically inspections by the regulatory authorities for compliance with the dangerous chemical safety production laws and regulations and finished oil distribution laws and regulations.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005.

According to Notice 75:

•
prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Government regulations on environmental matters in China may adversely impact on our business.

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Forward-Looking Statements

The following discussion may contain certain forward-looking statements. Such statements are not covered by the safe harbor provisions. These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company's equity and debt securities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The words “we,” “us” and “our” refer to the Company. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) limited amount of resources devoted to achieving our business plan; (b) our failure to implement our business plan within the time period we originally planned to accomplish; (c) our strategies for dealing with negative cash flow; and (d) other risks that are discussed in this report or included in our previous filings with the Securities and Exchange Commission.

For the purposes of this report, we have calculated there to be 7.14 barrels in 1 metric ton.

Overview

Since 2003, we have been engaged in the development of oil wells and extracting oil from the Miao 14 oilfield blocks (“Miao 14”). Miao 14 covers 19.8 square kilometers, of which 15.6 square kilometers are oil-bearing areas. The geological reserve is 6.07 million tons in this area, of which include proven oil reserves of 5.35 million tons. The thickness of the crust increases from 300 meters to 360 meters, inclining from the west to the east. Oil is found from 1,500 meters to 1,700 meters below sea level. Miao 14 is located in Song Yuan City of Jilin Province, at the intersection of the Nenjiang River and the Songhua River. The Chang Bai Railway and highway south of the oilfield provides the Company with the convenient access to transportation for the delivery of crude oil.

Pursuant to a 20-year Exclusive Business Cooperation Agreement entered into by and among PetroChina and our 95% owned subsidiary Jilin Yifeng on February 2002, we have the right to explore, develop and produce oil at Miao 14 Oilfield and take responsibility for well logging, drill-stem testing and core sampling. During the first ten years of this agreement, the Company sells oil to PetroChina at a 20% discount to market price. During the second ten years of this agreement, the Company sells oil to PetroChina at a 40% discount to market price.

Since January 2007 Jilin Yifeng has entered into an oilfield sublease agreement (“the Agreement”) with Daqing Haihang Oilfield Technology Development Co., Ltd.(Daqing Haihang). According to the four-years Agreement, Jilin Yifeng subleases 63% out of its overall oilfield of 19.8 square kilometers to Daqing Haihang for the period from Janurary 2007 to December 31, 2010. As prescribed through the Agreement, Daqing Haihang, a limited liability company founded and registered in China, owns the necessary knowledge and construction equipments of both exploring and extracting crude oil. During the four years effective term of the agreement, Daqing Haihang needs to carry over and responsible for the obligations to PetroChina from Jilin Yifeng, and all production of Daqing Haihang could only be distributed to PetroChina, in compliance with the description of the Agreement.

The oilfield property the Company subleased to Daqing Haihang, accounts for about 63% of the overall area of Miao 14 oilfield, or 12.5 square kilometers, whereas the Company, Jilin Yifeng operates on other 7.3 square kilometers during the effective term of the Agreement. The geological reserve for the area is 6.07 million tons of oil, of which include proven oil reserves of 5.35 million tons. As of February 2002, the company’s operating ratio out of total reserve is about 1.97 million tons. The following table sets forth the information of the oilfield reserves and our output for the periods indicated.

Remaining Oil reserves we acquired (in tons) as of			Our Production (in tons)
November 28, 2007	September 30, 2008	March 31, 2009	As of November 28, 2008	From November 28, 2007 to September 30, 2008	From September 30, 2008 to March 31, 2009
1.93 million	1.92 million	1.91 million	41,750.40	9863.20	6,844.60

As of the end of 2005, we had 57 working oil wells, and produced approximately 44,000 tons or 314,160 barrels of crude oil from 2002 to 2005.

From 2006 to 2007, we were not able to explore for new oil wells due to a lack of capital resources. In addition, due to our limited working capital, during these two years, our output of oil was at a lower level compared to previous years.

As of September 30, 2008, we have 91 producing oil wells. Of these oil wells, 34 wells were developed in calendar year 2008.

As of June 30, 2009, our number of producing oil wells remained unchanged compared to September 30, 2008. There were no newly developed oil wells from October 1, 2008 to June 30, 2009. The primary reason is the dramatic decrease in the price of crude oil. Consequently, the lower price of oil has limited the demand for new oil well exploration. We are unable to predict when this trend will reverse itself.

Results of Operations – For Six Months ended March 31 of 2009 and 2008

All of the Company’s sales were generated within China. PetroChina is the only and exclusive customer for our crude oil products. Substantially, all accounts receivable are due from PetroChina. We operate three reportable segments: extraction and sale of crude oil (“Extraction”), subleasing of land (the “Sublease”), and the sale of steel and steel related products (“Steel”).

Our Sublease business segment is limited to the subleasing of Miao 14 and our drilling equipment and materials to Daqing Hahang Oil Field Development Company (“Daqing”). The current term of the sublease expires on December 2010 and provides for annual fixed income of $24 million RMB or approximately $3.5 million dollars. The sublease to Daqing includes 63% of our total property including 12.5 square kilometers of oilfield. All oil wells owned by the Company are located at the remaining 7.3 square kilometers oilfield. Under the agreement between the Company and its oilfield leasee, the leasee is able to drill new oil wells, explore, extract oil from the oilfield subleased, and the leasee is also authorized to sell crude oil to a third Party. The agreement was executed from January 1, 2006, and will expire on December 31, 2010.

During the period from November 9, 2007 to September 30, 2008, the leasee has drilled three new oil wells. For the six months ended March 31, 2009, there are no new wells drilled by the leasee. From March 31, 2009 to June 30, 2009, there are three other oil wells have been drilled by our leasee. As of June 30, 2009, our lease has six oil wells at the oilfield in total.

The following table presents financial information about the Company’s reportable segments for the six months ended March 31 2009 and 2008:

	Six Months ended March 31,
	2009				2008
	Extraction	Sublease	Steel	Total	Extraction	Sublease	Steel	Total
Revenue	$1,152,944	$1,661,197	$793,891	$3,608,032	$1,128,822	$925,143	$331,193	$2,385,158
Gross Profit	$259,895	$1,620,412	$9,687	$1,889,994	$440,692	$905,903	$5,698	$1,352,293
Gross Margin	23%	98%	1%	52%	39%	98%	2%	57%

	Percentage Change between six months ended March 31, 2009 and March 31, 2008

	Extraction	Sublease	Steel	Total
Revenue	2%	80%	140%	51%
Gross Profit	(41%)	79%	70%	40%

Revenues.

Revenues for the six months ended March 31, 2009 totaled $3,608,032 compared to $2,385,158 for the same period in 2008, an increase of $1,222,874 or 51%. Despite the global decline in the price of crude oil which resulted in lower revenue from our Extraction segment, our total revenue still increased as a result of the increase of our Sublease segment.

For the six months ended March 31, 2009, the sale of crude oil generated net sales of $1,152,944, an increase of 2% compared to the same period in 2008.  We produced 6844 tons or 48,866 barrels of oil for the six months ended March 31, 009 compared to 12,787 barrels of oil during the same period in 2008.

We do not recognize sales until PetroChina has accepted delivery of the oil.

As a result, during the six month period ended March 31, 2009, the Company has sold approximately 3,751 tons or 26,782 barrels to PetroChina. And for the six months ended March 31, 2008, approximately 12,787 barrels were sold to PetroChina. The average sale price per barrel was $43.05 and $94.38 in each period respectively. According to the agreement between the Company and PetroChina, PetroChina is entitled for a 20% discount of the Company’s output during the first 10 years of the agreement term.

For the six months ended March 31, 2009, our Sublease segment generated $1,661,197 in revenue, an increase of $736,054 or 80% compared to the same  period in 2008.  This increase was primarily due to the tendency of increasing price of crude oil and thus a subsequent increase in the demand for oilfield extraction right and exploratory machines and accessories.

For the six months ended March 31, 2009, our Steel segment generated $793,891 in revenue, an increase of $468,698 or 139% compared to the in 2008. This increase was primarily due to the disposal of all steel reserves and inventory on December 2008 as steel  and rolled steel are necessary materials for oil well drilling.

Cost of Sales.

Cost of sales totaled $1,718,038 for the six months ended March 31, 2009, an increase of $685,173 or 66% as compared to the same period in 2008. Cost of sales for our three business segments totaled $893,049 for Extraction segment, $40,785 for our Sublease segment, and $784,204 for Steel segment.

The breakdown of cost of sales from our oil extraction and sale segment of $893,049 or 52% of our total cost of sales is as follows:

	Six months ended March 31
Cost of sales of crude oil	2009	2008	Change Percentage
Oil production costs	$231,213	$206,894	11%
Government oil surcharge	180,042	256,193	(30%)
Depletion	481,794	225,043	114%
Subtotal	$893,049	$688,130	30%

As compared to the period earlier, the oil surcharge paid to the Chinese government slightly decreased. For the given period, the Company paid an oil surcharge of $180,042 to the PRC government. Particularly, under a regulation introduced in June 2006, a surcharge of 20% is imposed on the portion of the selling price of crude oil which exceeds $40 per barrel and a surcharge of 40% is imposed on the portion of the selling price of crude oil which exceeds $60 per barrel. Going forward, we expect our depletion costs to increase in correlation with the increase of the amount of oil we extract. Our total oil production costs during the given period were $893,049.

Expenses.

Operating expenses for the six months ended March 31, 2009 was $239,697, an increase of $74,700 or 45% compared with that of the six months ended March 31, 2008. For six months ended March 31, 2009, our general and administrative expenses include salary expense of $76,494, office expense of $22,802, entertainment expense of $17,618, supplies expense of $25,468, travel expense of $15,942 and non-operating expense of $11,733, which are amount to more than 70% of our overall operating expenses for the six months ended March 31, 2009. The following is a comparison breakdown of operating expenses for the six months ended March 31, 2008 and 2009 respectively.

	For the six months ended
Item	March 31, 2008		March 31, 2009		Percentage change
Salary Expense	$36,772	22.3%	$76,494	31.9%	108.0%
Office Expense	19,549	11.8%	22,802	9.5%	16.6%
Entertainment Expense	9,109	5.5%	17,618	7.3%	93.4%
Supplies Expense	9,863	6.0%	25,468	10.6%	158.2%
Travel Expense	4,263	2.6%	15,942	6.6%	273.9%
Non-operating Expense	8,292	5.0%	11,733	4.9%	41.5%
Insurance Expens	8,155	4.9%	10,241	4.2%	25.6%
Mineral resource Expense	7,946	4.8%	7,031	2.9%	(11.5%)
Other Expenses	61,042	37.0%	$52,368	22.1%	(14.2%)
Total	164,997	100%	239,679	100%

Income (loss) from operations.

Income from operations for six months ended March 31, 2009 totaled $1,650,297 consisted of income generated by three operating segments. It represents an increase of $463,001 or 39% compared to that of six months ended March 2008. The increase is primarily due to the increased income from Sublease segment. The details are as follows:

Income (loss) from operations
Extraction and sale of crude oil	$54,392
Sublease	$1,615,853
Sale of steel and steel related products	$(19,947)

For the given period, the Company’s income from operating segments of Extraction and Sublease segment offset the loss incurred by the Steel segment. Incomes from operations of extraction and sale of crude oil and Sublease are $54,392 and $1,615,853 respectively.

Net Income / Losses.

We had a net income of $1,023,427 for the six months ended March 31, 2009, an increase of $350,416 or 52% as compared to the net income for the six months ended March 31, 2008. The increased net income is primarily a result of increase income from our Sublease segment.

Liquidity and Capital Resources

On March 31, 2009, we had cash and cash equivalents of $4,247 and working capital deficit of $15,663,205. The working capital deficit was primarily due to our accounts payable of $8,744,350 and due to owners of $4,801,839. Our accounts payable was primarily due to the drilling expenditure to the drilling companies.

Our due to owner obligation bears interest at the Bank of China one year rate (5.4% at December 31, 2008) and is due on December 10, 2010.

Net cash flows used in operating activities were $654,842 for six months ended March 31, 2009. Despite the net income of $1,023,427 that we generated during the six months ended March 31, 2009, our operations in that period resulted in net cash used in operating activities of ($654,842). This was due primarily to the reduction of accounts payable and other payables and accrued liabilities.

Net cash flows used in investing activities was $198,553 for the six months ended March 31, 2009. Capital expenditures have consisted principally of strategic asset acquisition related to the purchase of oil and gas equipments and exploitation and development of oil and gas properties. During this period, we invested $157,473 in the purchase of oil and gas equipment, including wells and exploration and development of Miao 14.

Net cash flows provided by financing activities was $811,145 for the six months ended March 31, 2009, as a result of the proceeds of loan from shareholder and other borrowings which are $518,145 and $293,000 respectively. The Company’s management believes that, in order to develop additional wells, the Company may also consider a number of different financing opportunities. If funding is insufficient at any time in the future, we may be unable to develop additional oil wells, and to take advantage of other business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our financial position, results of operations and cash flows.

Results of Operations – For the period from inception (November 9, 2007) to September 30, 2008

All of the Company’s sales were generated within China. PetroChina is the exclusive customer for our crude oil products. Substantially, all accounts receivable are due from PetroChina. We operate three reportable segments: extraction and sale of crude oil (“Extraction”), subleasing of land (the “Sublease”), and the sale of steel and steel related products (“Steel”).

Our Sublease business segment is limited to the subleasing of Miao 14 to Daqing Haihang Oil Field Development Company ("Daqing"). The current term of the sublease expires on December 2010 and provides for annual fixed income of $24 million RMB or approximately $3.5 million dollars. The sublease to Daqing includes 63% of our total property and includes 12.5 square kilometers of oilfield. All of the company’s oil wells are located at the remaining 7.3 square kilometers oilfield. Under the agreement between the Company and its oilfield leasee, the leasee is able to drill new oil wells, explore, extract oil from the oilfield subleased, and the leasee is also authorized to sell crude oil to a third Party. The agreement was executed from January 1, 2006, and will end on December 31, 2010.

Revenue.

Revenues totaled $9,775,931 from inception (November 9, 2007) to September 30, 2008. The Extraction segment is considered as our main business among all three operating segments. Over the given period, we generated revenues of $6,012,174 from Extraction, representing 61% of total revenue. Revenues generated by our Sublease and Steel segments totaled $2,546,185 and $1,217,572 respectively, representing 27% and 12% of overall revenue over the given period.

Over the given period from November 2007 to September 2008, the crude oil price rose steeply. As a result, more companies entered the oil exploration and development industry which in turn led to increased demand for our Sublease business segment. However, if we are able to raise sufficient capital for our Extraction segment, we expect our Extraction segment to account for the major portion of our net sales in the future.

Cost of Sales.

Cost of sales totaled $4,725,475 from inception to September 30, 2008. Cost of sales as a percentage of sales was 48% for this period.

The breakdown of cost of sales from our oil sales segment which totaled $3,503,722 or 74% of our overall cost of sales is as follows:

Cost of sales of crude oil
Oil production costs	$1,079,080
Government oil surcharge	1,200,548
Depletion	1,224,094
Subtotal	$3,503,722

Expenses.

Operating expenses from inception to September 30, 2008 were $488,844. Our general and administrative expenses include salary expense of $104,215, office expense of $66,798, mineral resources compensation expense of $71,516 and non-operating expense of $42,041 which are amount to about 58% of our overall operating expenses for the period from inception to September 30, 2008.

Income (Loss) from operations.

Income from operations for the period from inception to September 30, 2008 totaled $4,523,621 and consisted of income generated by three operating segments. The details are as follows:

Income (loss) from operations
Extraction and sale of crude oil	$2,049,396
Sublease	$2,477,222
Sale of steel and steel related products	$(2,997)

For the given period, the Company’s income from operating segments of Extraction and Sublease offset the loss incurred as a result of operation of sale of steel and steel related products. Income from operations of Extraction and Sublease are $2,049,396 and $2,477,222 respectively.

Net Income / Losses.

We had net income of $3,043,335 for the period from inception to September 30, 2008.

The following is the results of operations for our Extraction segment.

Net sales	$6,012,174
Production costs	(1,079,080)
Depreciation, depletion and amortization	(1,240,216)
Government oil surcharge	(1,200,548)
General and administrative expense	(404,943)
Income tax expense	(536,100)
Results of operations from oil and gas producing activities
(excluding corporate overhead and financing costs)	$1,551,287

Liquidity and Capital Resources

On September 30, 2008, we had cash and cash equivalents of $43,542 and a working capital deficit of $17,568,450. The working capital deficit was primarily due to our accounts payable of $11,404,447 and due to stockholders of $4,780,200. Our accounts payable was primarily due to the drilling expenditure to the drilling companies.

Our due to stockholder obligation bears interest at the Bank of China one year rate (5.4% at December 31, 2008) and was due on December 10, 2008. This note was subsequently extended to December 10, 2010.

Net cash flows provided by operating activities were $10,858,939 for the period from inception to September 30, 2008. Net cash provided by operating activities included accounts payables of $6,048,523. By comparison, our account receviable also increased by $1,260,267 in accounts receivables.

Net cash flows used in investing activities was $15,512,639 for the period from inception to September 30, 2008. Capital expenditures have consisted principally of strategic asset acquisition related to the purchase of oil and gas equipment and exploration and development of oil and gas properties. During this period, we invested $13,479,371 in the purchase of oil and gas equipments, including wells and exploration and development of Miao 14 oilfield.

Net cash flows provided by financing activities was $4,970,390 for the period from inception to September 30, 2008 primarily as a result of the proceeds of loan from shareholder which is $4,780,200. The Company’s management believes that, in order to develop additional wells, the Company may also consider a number of different financing opportunities. If funding is insufficient at any time in the future, we may be unable to develop additional oil wells, and to take advantage of other business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our financial position, results of operations and cash flows.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned, prior to the closing of the Exchange Agreement, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.
NAME AND ADDRESSOF BENEFICIAL OWNERS	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED PERCENTAGE OF OWNERSHIP(1)	PERCENTAGE OF OWNERSHIP(1)

Changming Zhang President, Chief Executive Officer, and Director c/o American Union Securities 100 Wall Street 15th Floor New York, NY 10005	0	0.0%

Yongjun Wang Chief Financial Officer and Director c/o American Union Securities 100 Wall Street 15th Floor New York, NY 10005	0	0.0%

ALL OFFICERS AND DIRECTORS AS A GROUP (2 PERSONS)	0	0%
 (1) Based on 1,857,000 shares of Common Stock outstanding prior to the Closing Date.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on August __, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

	NUMBER OF SHARES OF
	COMMON STOCK
NAME AND ADDRESS	BENEFICIALLY OWNED	PERCENTAGE OF
OF BENEFICIAL OWNERS	PERCENTAGE OF OWNERSHIP(1)	OWNERSHIP(1)

Changming Zhang Director	6,000,000	18.83%
Yongjun Wang President and Director	10,000,000	31.39%
Linan Gong, CEO and Secretary	0	0%

Haimiao Sun Director	0	0%
Dehai Yin CFO	0	0%
____________________________	___________	________________
ALL OFFICERS AND DIRECTORS
AS A GROUP (5 PERSONS)	16,000,000	50.22%
(1)	Based on 31,857,000 shares of common stock outstanding after the closing of the Share Exchange Agreement.

Executive Compensation

FDVE SUMMARY COMPENSATION TABLE

The following Executive Compensation Chart highlights the compensation for our executive officers.  No other executive officers received salary and bonus in excess of $100,000 for the prior three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Changming Zhang, Chief Executive Officer	2008	0	0	0	0	0	0	0	0
Yongjun Wang, Chief Financial Officer	2008	0	0	0	0	0	0	0	0
Harold Yount (1) Former Chief Executive Officer	2007 2006 2006	0 0 0	0 0 $500(2)	0 0 0	0 0 0	0 0 0	0 0 0	$6,000 0 0	$6,000 0 0
(1) Harold Yount resigned as our officer and director on September 30, 2007
(2) Mr. Yount was issued 500,000 shares of our Common Stock in April 2005, which shares of common stock was valued at $500 or $0.001 per share, in consideration for services rendered to the Company in connection with the Company's formation and with his positions as Chief Executive Officer and Director of the Company.

ADCI SUMMARY COMPENSATION TABLE

The table below itemizes the compensation paid to Mr. Zhang and Mr. Wang by Jilin Yifeng for services during the three fiscal years. There was no officer of Jilin Yifeng whose salary and bonus for services rendered during the year ended September 30, 2008 exceeded $100,000.

	Year	Salary
Changming Zhang	2008	Nil
	2007	Nil
	2006	Nil

	Year	Salary
Yongjun Wang	2008	Nil
	2007	Nil
	2006	Nil

Employment Agreements

Each of our executive officers serves on an at-will basis.

Related Party Transactions

Our current officers and directors are also the 100% owners of ADCI.  Pursuant to the Share Exchange, we issued 13,000,000 shares of FDVI common stock to the shareholders of ADCI in exchange for 100% of the issued and outstanding shares of ADCI.  Pursuant to this related party agreement, ADCI became the wholly owned subsidiary of FDVI.

In September 2002, FDVI entered into a revolving line of credit with the owner. Under this arrangement, FDVI can borrow up to $25,000. The note is unsecured and bears no interest. Any unpaid principal is due on December 31, 2007. As a result of the change of control, this Note was forgiven and cancelled in September 2007.

In May 2005, FDVI signed an unsecured promissory note for $25,000 of services. The note was due in May 2006, bears 0% interest if paid by maturity and 10% interest if paid thereafter. Interest of 10% was being imputed and expensed as a contribution to capital up to May 15, 2006. Subsequent to the due date, interest was accrued and charged to expense. As of December 31, 2007, $1,194 was due under this note.

On or about June 29, 2007 (the “Closing”), certain majority shareholders of FDVI, including Harold A. Yount, Jr. and Brenda P. Yount, our former Chief Executive Officer and Vice President, respectively, Loev Corporate Filings, Inc. and David M. Loev (the “Sellers”), entered into a Stock Purchase Agreement with Huaqin Zhou, Xiaojin Wang and Huakang Zhou (the “Acquirers”) and certain other third parties (the “Third Parties”), pursuant to which the Sellers sold an aggregate of 1,440,000 restricted shares of our common stock which they held (the “Restricted Shares”), representing approximately 77.5% of our outstanding common stock to the Acquirers (the “Stock Purchase”).  The purchase price paid to the Sellers for the Restricted Shares was $564,103 of which $50,000 had previously been received from the Acquirers in connection with the parties’ entry into a Letter of Intent.   Additionally, finders and consulting fees paid out of the purchase price received by the Sellers totaled approximately $170,000,

In connection with the Stock Purchase, the Sellers retained an aggregate of 210,000 shares of our common stock, which they held, which are subject to a “put” option. Pursuant to the “put” option, the Sellers will be able to sell any part of the 210,000 shares back to us during a period of sixty (60) days beginning on July 1, 2008, for consideration of $1.00 per share.  If we are unable to pay the Sellers in connection with the “put” option, for a period of five (5) days following any exercise of the “put” option by the Sellers, the Sellers have the right to require us to issue them additional shares of common stock equal to three (3) times the times the total amount of money owed pursuant to the “put” option divided by the closing price of our common stock on the day the “put” option was defaulted,.  For instance, if the value of our common stock was $0.10 per share on the day we fail to pay the Sellers in connection with their exercise of 100,000 shares pursuant to the “put” option (for $100,000 owed to the Sellers), we would owe such Sellers $100,000/($0.10) * 3 = 3,000,000 shares.

As of December 31, 2008, the Sellers exercised their put option. FDVI was able to arrange third party purchases of 210,000 shares directly from the Sellers.

On or about July 30, 2007, the parties to the Stock Purchase entered into a First Amendment to Stock Purchase Agreement (the “First Amendment to SPA”).  The First Amendment to SPA added a new section to the original Stock Purchase, which provided that our then Chief Executive Officer and Director, Harold A. Yount, Jr. would remain a member of the Board of Directors for at least three (3) months from the date of the Stock Purchase, and for such additional period as the parties to the Stock Purchase agree. Additionally, the First Amendment to the SPA provided that Mr. Yount would serve as our officer and Director and continue to prepare and file all Company reports with the Commission for as long as the Acquirers request, subject to Mr. Yount’s agreeing to continue to serve the Company in such positions (the “Services”).  In consideration for Mr. Yount agreeing to perform the Services on our behalf pursuant to the terms of the First Amendment to SPA, we agreed to pay Mr. Yount two thousand dollars ($2,000) per month during which he performs Services on our behalf, prorated for any partial month, for as long as he continues to perform Services on our behalf.

On December 10, 2008, FDVI entered into a revolving line of credit with its president and chief executive officer, Mr. Changming Zhang.  Under this arrangement, FDVI can borrow up to $60,000. The note is unsecured and bears no interest. Any unpaid principal is due on December 10, 2010. Past due amounts will bear interest of 0%. As of December 31, 2008, $5,132 was available for borrowing under the line of credit.

Description of Securities

FDVI has authorized capital stock consisting of 140,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock") and 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of August 11, 2009, we had 31,857,000 shares of Common Stock issued and outstanding and 0 shares of Preferred Stock issued and outstanding.

Common Stock

Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefore and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities.  The holders of Common Stock have no pre-emptive or conversion rights and is not subject to further calls or assessments.

Market Price and Dividends on FDVI Common Equity and Other Shareholder Matters

"Bid" and "asked" offers for our common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc.

In July 2006, our common stock began being quoted on the OTC-Bulletin Board under the symbol "FDVE." Our common stock currently has extremely low volume on the OTC-Bulletin Board and as a result, is subject to extreme fluctuations as shown by the table below.

The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Closing Bid
YEAR 2006	High Bid	Low Bid
3rd Quarter Ended September 30 (1)	$0.45	$0.05
4th Quarter Ended December 31	$0.40	$0.25
YEAR 2007	High Bid	Low Bid
1st Quarter Ended March 31	$1.10	$1.005
2nd Quarter Ended June 30	$1.75	$1.75
3rd Quarter Ended September 30	$3.28	$0.342
4th Quarter Ended December 31	$1.85	$1.10
YEAR 2008	High Bid	Low Bid
1st Quarter Ended March 31	$2.30	$1.30
2nd Quarter Ended June 30	$1.75	$0.55
3rd Quarter Ended September 30	$1.20	$0.40
4th Quarter Ended December 31	$1.25	$.0.35

Changes in and Disagreements with Accountants

None.
Indemnification of Directors and Officers

The Company's Certificate of Incorporation provides that the Company must, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom it has the power to indemnify from and against all expenses, liabilities or other matters. The Company's By-laws further provide that the Company must indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law and provides for the advancement of expenses incurred by such persons in advance of final disposition of any civil or criminal action, suit or proceeding, subject to repayment if it is ultimately determined that he or she was not entitled to indemnification.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on August 11 2009, we issued 30,000,000 shares of our Common Stock to the ADCI Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of ADCI. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of the ADCI Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the ADCI Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Resignation of Officers

Effective August 11, 2009, Yongjun Wang resigned as our Chief Financial Officer and Chief Accounting Officer, and Changming Zhang resigned as our President and Chief Executive Officer.

(c) Appointment of Directors

Effective August 11, 2009, the following person was appointed as a member of the Board of Directors:

Name	Age	Position
Haimiao Sun	45	Director
Yongjun Wang	55	Chairman, Director
Changming Zhang	54	Director

Haimiao Sun, Director

Haimiao Sun was appointed as a Director of the Company upon Closing. He serves as General Manager of Daqing Yueyu Oil Well Technology Services Co., Ltd. since 2007. From 2001 to 2006, He worked as Manager for Daqing Petroleum Administration Bureau Kunlun Group. From 1996 to 2001, Mr. Sun serves as Vice Minister for Daqing Petroleum Administration Bureau Propaganda Department. Mr. Sun holds a Bachelor Degree in Mechanical Manufacturing from Harbin Institute of Technology.

Yongjun Wang, President

Yongjun Wang has been appointed the President of our company. From 2000 to 2006, Mr. Wang was Manager of the Heilongjiang Chengyong Investment Company. Before that, he was Vice Manager of Heilongjiang Securities Company and an official of the Harbin municipal government.

Changming Zhang, Director

Changming Zhang was appointed as a Director of the Company upon Closing. Since 2004 Mr. Zhang has been employed as president and incorporator of Harbin D&C Electric Sci-tech Joint Stock Co. Ltd. He graduated from Northeast Forestry University engineering department in 1983 where he earned his bachelor’s degree.

(d)  Appointment of Officers

Effective August 11, 2009, the following individuals were appointed to the positions set forth below:

Name	Age	Position
Linan Gong	37	Chief Executive Officer and Secretary
Dehai Yin	43	Chief Financial Officer and Chief Accounting Officer

Linan Gong, Chief Executive Officer and Secretary

Linan Gong has been appointed President, Secretary and Chief Executive Officer of our company. He serves as Executive Manager and Secretary of the Board of Directors of Daqing Yueyu Oil Well Technology Services Co., Ltd. since 2006. From 1997 to 2006, Mr. Gong was the Project Vice Manager for Daqing Toutai Oilfield. He served as Clerk for Daqing Petroleum Administration Bureau Investment Company. Mr. Gong holds a Bachelor degree in Finance from Habaluohabarovsk National Univeristy.

Dehai Yin, Chief Financial Officer and Chief Accounting Officer

Dahai Yin has been appointed the Chief Financial and Accounting Officer of our company. He serves as the CFO of Daqing Yueyu Oil Well Technology Services Co., Ltd. since 2007. From 2004 to 2006, he was working as a Senior Partner in Heilongjiang Gaoxin Accounting Firm. Form 2002 to 2003, Mr. Yin served as Justice Appraiser for Heilongjiang Donglian Accounting Firm and focused on assessment of enterprise financial and taxation. From July 1991 to 2001, he worked as Senior Engineer Accountant for Heilongjiang Province Coal Authority Finance Department. Mr. Yin graduated from Liaoning Fuxin Institute of Mining Technology in 1991, and he is a China CPV and CTA.

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 11, 2009, pursuant to the Exchange Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its fiscal year end from December 31 to September 30.   This change was made to be consistent with the fiscal year of the ADCI which are now our wholly-owned subsidiary and the operating company.

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, American D&C Investment, Inc., became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Exchange has caused us to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of ADCI as of September 30, 2008 and 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of ADCI as of March 31, 2009 and 2008 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d) EXHIBITS

Exhibit Number	Description

10.1	Share Exchange Agreement by and among Fleurs De Vie, Inc. and American D&C Investment, Inc. and the Shareholders of American D&C Investment, Inc.
99.1	Financial Statements for the Years Ended September 30, 2008 and 2007
99.2	Financial Statements for the Quarter Ended March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEURS DE VIE, INC.

Date: August 13, 2009

By:    /s/ Linan Gong_
              Linan Gong, Chief Executive Officer
By:    /s/ Dehai Yin_
              Dehai Yin, Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American D&C Investment, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of American D&C Investment, Inc. and Subsidiaries as of September 30, 2008 and the related consolidated statements of operations and comprehensive income, owners’ capital and cash flows for the period from  inception (November 9, 2007) to September 30, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American D&C Investment, Inc. and Subsidiaries as of September 30, 2008, and the results of its operations and its cash flows for the period from inception  (November 9, 2007) to September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

 /s/ Paritz & Company, P.A.

Hackensack, New Jersey
January 27, 2009

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,542
Accounts receivable, net	2,508,836
Inventories	409,122
Deferred income taxes	309,254
Prepaid expenses and sundry current assets	333,929
TOTAL CURRENT ASSETS	3,604,683

PROPERTY AND EQUIPMENT:
Oil property and equipment, net of accumulated depletion	20,536,095
Rental property, net of accumulated amortization	183,292
Other property and equipment, net of accumulation depreciation	105,324
TOTAL PROPERTY AND EQUIPMENT	20,824,711

OTHER ASSETS:
Loan receivable – related party	219,450
Loan receivable – other	282,904
TOTAL OTHER ASSETS	502,354

TOTAL ASSETS	$24,931,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,404,447
Other payables and accrued liabilities	2,502,849
Other loans payable	2,485,637
Due to stockholder	4,780,200
TOTAL CURRENT LIABILITIES	21,173,133

LONG-TERM DEBT	43,890

MINORITY INTERESTS	456,919

STOCKHOLDERS’ EQUITY:
Common stock, 0.0001 par value, 100,000,000 shares
authorized; 1,000 shares issued and outstanding	1
Additional paid-in capital	146,299
Retained earnings	3,002,829
Accumulated other comprehensive income	108,679
TOTAL STOCKHOLDERS’ EQUITY	3,257,808

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,931,750
See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FROM INCEPTION (NOVEMBER 9, 2007) TO SEPTEMBER 30, 2008

REVENUES:
Oil sales	$6,012,174
Subrental income	2,546,185
Sales of steel and steel related products	1,217,572
TOTAL REVENUES	9,775,931

COST OF SALES:
Oil production costs	1,079,080
Government oil surcharge	1,200,548
Depletion	1,224,094
3,503,722
Steel and related products	1,162,790
Subrental expense	58,963
TOTAL COST OF SALES	4,725,475

GROSS PROFIT	5,050,456

OPERATING EXPENSES:
General and administrative expenses	488,844

INCOME FROM OPERATIONS	4,561,612

Interest expense, net of interest income of $18,881	174,203

INCOME BEFORE INCOME TAXES	4,387,409

Income taxes	1,155,405

INCOME BEFORE MINORITY INTEREST	3,232,004

Minority interest	229,174

NET INCOME	3,002,830

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	108,679

COMPREHENSIVE INCOME	$3,111,509
See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FROM INCEPTION (NOVEMBER 9, 2007) TO SEPTEMBER 30, 2008

	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL
BALANCE-NOVEMBER 9, 2007	$-	$-	$-	$-	$-

Issuance of common stock	1	146,299	-	-	146,300

Net income	-	-	3,002,829	-	3,002,829

Foreign currency translation gain	-	-	-	108,679	108,679

BALANCE – SEPTEMBER 30, 2008	$1	$146,299	$3,002,829	$108,679	$3,257,808

See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM INCEPTION (NOVEMBER 9, 2007) TO SEPTEMBER 30, 2008

OPERATING ACTIVITIES:
Net income	$3,002,829
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation of oil and gas properties	1,224,094
Depreciation of rental and other property and equipment	75,086
Minority interest	229,174
Deferred income taxes	(309,256)
Changes in operating assets and liabilities:
Accounts receivable	(1,260,267)
Inventories	(257,605)
Prepaid expenses and other current assets	(200,728)
Accounts payable	6,048,523
Other payables and accrued liabilities	2,307,089
NET CASH PROVIDED BY OPERATING ACTIVITIES	10,858,939

INVESTING ACTIVITIES:
Acquisition of oil and gas properties	(13,479,371)
Loan to related party	(219,450)
Acquisition of other property and equipment	(9.449)
Cash paid for acquisition, net of cash acquired and promissory note	(1,521.465)
Loan to other	(282,904)
NET CASH USED IN INVESTING ACTIVITIES	(15,512,639)

FINANCING ACTIVITIES:
Proceeds of loan from stockholder	4,780,200
Proceeds from other borrowings	43,890
Capital contribution	146,300
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,970,390

EFFECT OF EXCHANGE RATE ON CASH	(273,148)

INCREASE IN CASH AND CASH EQUIVALENTS	43,542

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$ 43,542

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income tax	$ 807,926
Interest	$ -
See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1           BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

American D&C Investment, Inc. (“the Company”) was organized under the laws of the State of Delaware on October 29, 2007.  In a transaction accounted for as a recapitalization in 2008 the Company acquired 100% of the registered capital of DaQing Yueyu Oilfield Underground Technology Service Co., Ltd. (“Daqing”) in exchange for equity in American D&C Investment, Inc.

DaQing  was incorporated on November 9, 2007 in the Peoples Republic of China (“PRC”)  and   owns 95% of Jilin Yifeng Energy Sources Co., Ltd. (“Jilin Yifeng”).  DaQing buys and sells steel and steel related products.  Jilin Yifeng develops, extracts and sells crude oil pursuant to a twenty year exclusive Cooperative Exploration Contract (the “Oil Lease”) which was entered into on January 3, 2002 with PetroChina Group (“PetroChina”), a corporation organized and existing under the laws of the Peoples Republic of China (“PRC”).  Jilin Yifeng has the right to explore, develop and extract oil in the Jilin Oil Region, PRC.  Pursuant to the Oil Lease, PetroChina is entitled to 20% of the Company’s oil production for the first ten years of the Oil Lease and 40% of the Company’s oil production for the remaining ten years of the Oil Lease.  In addition, the Oil Lease requires that all oil extracted from this location be sold to PetroChina.  In addition, Jilin Yifeng subleased 63% of the property under the oil lease pursuant to Daqing Hahang Oil Field Development Company.  The lease expires in December 2010 and provides for annual fixed subrental income of RMB 24,000,000 (approximately $3,500,000 based on September 30, 2008 exchange rates).

Basis of presentation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries.  All significant inter-company accounts and transactions have been eliminated. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the Chinese Renminbi (RMB); however, the accompanying financial statements have been translated and presented in United States dollars (USD).

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.  Actual results could differ from those estimates and changes in these estimates are recorded when known.  Significant items subject to such estimates and assumptions include the following:

•           estimates of proved reserves and related estimates of the present value of future net revenues;
•           the carrying value of oil properties;
•           estimates of the fair value of reporting units and related assessment of goodwill fori mpairment;
•           asset retirement obligations;
•           income taxes

Cash and Cash Equivalents

The Company maintains cash with financial institutions in the PRC which are not insured or otherwise protected.  Should any of these institutions holding the Company’s cash become insolvent, or if the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Inventories

Inventories, consisting of drill supplies held for use and steel and steel products held for sale, are valued at the lower of cost or market, determined on the first-in, first-out basis.

Oil properties

The Company follows the full cost method of accounting for its oil property.  Accordingly, all costs incidental to the acquisition, exploration and development of oil property, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized.  Internal costs incurred that are directly identified with acquisition, exploration and development activities undertaken by the Company for its own account, and that are not related to production, general corporate overhead or similar activities, are also capitalized.  Major development projects of all oil properties are also capitalized.  All costs related to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense when incurred.

Under the full cost method of accounting, the net book value of oil properties, less related deferred income taxes, may not exceed a calculated “ceiling”.  The ceiling limitation is the estimated after-tax future net revenues, discounted at 10% per annum, from proved oil reserves plus the cost of properties not subject to amortization.  Estimated future net revenues exclude future cash outflows associated with settling asset retirement obligations included in the net book value of oil properties.  In calculating future net revenues, prices and costs used are those as of the end of the appropriate quarterly period.  These prices are not changed except when different prices are fixed and determinable from applicable contracts for the remaining term of those contracts.

Any excess of the net book value, less related deferred tax benefits, over the ceiling is written off as an expense.  An expense recorded in one period may not be reversed in a subsequent period even though higher oil and gas prices may have increased the ceiling applicable to the subsequent period.

Capitalized costs are depleted by an equivalent unit-of-production method.  Depletion is calculated using the capitalized costs, including estimated asset retirement costs, plus the estimated future expenditures (based on current costs) to be incurred in developing proved reserves, net of estimated salvage values.

Sales of a portion of development rights and other proved and unproved properties are accounted for as adjustments to capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized as income.

Abandonment of oil and gas properties other than the development rights are accounted for as adjustments of capitalized costs with no loss recognized.

Other property and equipment

Property and equipment are recorded at cost.  Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method for financial reporting purposes.

Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Revenue recognition

Oil sales are recognized when production has been delivered to the Company’s sole customer, PetroChina, the sales price is fixed and collectibility of the revenue is probable.

Revenue from the sale of steel and steel related products is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, and no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Subrental income is recognized on the straight-line basis over the life of the sublease.

Impairment of long lived assets

The Company accounts for the impairment of long-live assets in accordance with Statement of Financial Accounting Standards No. 144.

"Accounting for the Impairment or Disposal of Long-Lived Assets". Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable.  For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.  Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. Based on its review, the Company believes that, as of September 30, 2008, there were no significant impairments of its long-lived assets used in operations.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109") which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  In addition, SFAS 109 requires recognition of future tax benefits, such as carry-forwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Currency translation

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (”RMB”).  Revenue and expense accounts are translated at the average rates during the period, and balance sheet items are translated at year-end rates.  Translation adjustments arising from the use of differing exchange rates from period to period are included as a separate component of shareholders’ equity.  Gains and losses from foreign currency transactions are recognized in current operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, accrued expenses and other sundry current liabilities and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of financial instruments were not materially different from their carrying values as presented on the balance sheet.  This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at the respective balance sheet dates.

Income (loss) per common share

Basic income (loss) per common share amounts are computed by dividing net income by weighted-average common stock outstanding during the period.  Diluted income (loss) per common share are calculated using weighted-average shares outstanding, adjusted for the dilutive effect of shares issuable upon the assumed exercise of common stock equivalents.  As of September 30, 2008 there were no common stock equivalents outstanding.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distributions to shareholders.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, “Statement of cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company’s management organized segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Environmental costs

The PRC has adopted extensive environmental laws and regulations that affect the operations of the oil and gas industry.  The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material.  Under existing legislation, however, management believes that there are no probable liabilities that will have a material adverse effect on the financial position of the Company.  Accordingly, no reserves have been set up for environmental costs.

Asset retirement obligations

The Company accounts for asset retirement obligations pursuant to the provisions of SFAS No. 143.  This statement generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of long-lived assets.  SFAS No. 143 requires the Company to recognize the fair value of asset retirement obligations in the financial statements by capitalizing that cost as a part of the cost of the related asset.  The Company’s asset retirement obligations primarily relate to the abandonment of oil producing facilities.  The Company did not incur, and does not anticipate to incur, any material dismantlement, restoration and abandonment costs given the nature of its producing activities and the current PRC regulations surrounding such activities.

Recent accounting pronouncements

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with U.S. GAAP.  SFAS 162 is effective for the Company sixty days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.

In March 2008, the FASB issued Statement of Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities.  This statement requires additional disclosures about the objectives of derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on the Company’s financial position, financial performance, and cash flows.  SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141R”), which requires most identifiable assets, liabilities, non-controlling interests and goodwill acquired in a business combination to be recorded at “full fair value”.  Under SFAS 141R, all business combinations will be accounted for under the acquisition method.  Significant changes, among others, from current guidance resulting from SFAS 141R include the requirement that contingent assets and liabilities and contingent consideration shall be recorded at estimated fair value as of the acquisition date, with any subsequent changes in fair value charged or credited to earnings.  Further, acquisition-related costs will be expensed rather than treated as part of the acquisition.  SFAS 141R is effective for periods beginning on or after December 15, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115”. SFAS No. 159 allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value.  SFAS No. 159 requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each reporting date.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.

On September 15, 2006 FASB issued SFAS No. 157 (“SFAS 157”) “Fair Value Measurements”.  SFAS 157 enhances existing guidance for measuring assets and liabilities using fair value.  Previously, guidance for applying fair value was incorporated in several accounting pronouncements.  The statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities.  While the statement does not add any new fair value measurements, it does change current practice.  One such change is a requirement to adjust the value of non-vested stock for the effect of the restriction even if the restriction lapses within one year.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The adoption of SFAS 157 is not expected to have a material impact on the financial statements of the Company.

In the opinion of management of the Company, the adoption of these new pronouncements will not have a material effect on the financial position or results of operations of the Company.

2           ACQUISITION OF JILIN YIFENG

Between November 28, 2007 and October 28, 2008, DaQing  acquired 95% of the capital of Jilin Yifeng for $3,864,600.

The purchase price for the acquisition was $3,684,600, paid $1,560,756 in 2008 and $2,303,844 payable upon demand (see Note 7).

In accordance with the purchase method of accounting as prescribed by SFAS No. 141, “Business Combinations”, the Company allocated the consideration to the net tangible and identifiable intangible assets, based on their estimated fair values.  Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets.

The purchase price was allocated as follows:

Allocation:
Current assets	$1,533,286
Oil and gas properties	8,047,107
Less liabilities assumed	(5,755,084)
$3,825,309

3           PREPAID EXPENSES AND SUNDRY CURRENT ASSETS

Prepaid expenses and sundry current assets consist of:

Employee advance	$83,750
Advance to supplier	250,179
$333,929

4           PROPERTY AND EQUIPMENT

Oil and gas properties

A summary of oil and gas properties at September 30, 2008 is as follows:

Oil and gas properties, proven reserves	$21,804,492
Less accumulated depreciation	1,268,397
Oil and gas properties, net	$20,536,095

Rental properties

A summary of oil and gas properties at September 30, 2008 is as follows:

Rental properties – drill rights	$244,389
Less accumulated depreciation	61,097
Rental properties, net	$183,292

Other property and equipment

Other property and equipment and the estimated lives used in the computation of depreciation is as follows:

	Amount	Life
Transportation equipment	$114,859	5 years
Furniture, fixtures and equipment	7,171	5 years
	122,030
Less accumulated depreciation	16,706
Fixed assets, net	$105,324

5           LOAN RECEIVABLE – RELATED PARTY

Loan receivable – related party consists of a loan to a 5% owner of Jilin Yifeng, bearing interest at 10% per annum and due on September 24, 2010.

6           LOAN RECEIVABLE – OTHER

Loan receivable consists of a loan to an unrelated company bearing interest at 10% per annum and due on January 5, 2010.

7           OTHER LOANS PAYABLE

Other loans payable are non-interest bearing, are due on demand and are payable to a former stockholder in connection with the acquisition referred to in Note 2.

8           DUE TO STOCKHOLDER

This obligation bears interest at the Bank of China one year rate (7.3% at September 30, 2008) and is due December 10, 2008.  This note was subsequently extended to December 10, 2010.

9           LONG-TERM DEBT

Long-term debt consists of a note payable to a supplier which bears interest at 10% per annum and is due in November 2009.

10           INCOME TAXES

Substantially all of the Company’s operations are in the PRC and, effective January 1, 2008, are subject to income taxes at the rate of 25%.  A reconciliation of the United States statutory Federal tax rate of 35% of the effective tax rate is as follows:

	Amount	Percentage
Income before income taxes and minority interest	$4,387,409	100.00%

U.S. statutory Federal rate	1,535,593	35.00%
Effect of lower tax rate in PRC	(438,741)	(10.00)%
Other	58,553	1.34%
Effective rate	$1,155,405	26.34%

The components of deferred income taxes are as follows:

Basis of mining rights	$167,888
Accrued expenses not currently deductible	141,366
$309,254

The Company does not provide for United States income taxes on un-remitted earnings of foreign subsidiaries, as it intends to permanently reinvest these earnings in the PRC.

11           BUSINESS SEGMENT INFORMATION

All of the Company’s sales are to companies located in the PRC.  All sales of crude oil are to one company, China National Petroleum Corporation.  Substantially all accounts receivable are due from PetroChina.

The Company operates in three reportable segments which are the extraction and sale of crude oil,  the purchase and sale of drilling materials and subleasing.

The following table presents financial information about the Company’s reportable segments as of and for the year ended September 30, 2008:

	Extraction and Sale of Crude Oil	Subrental Income	Sale of Steel and Steel related Products
Net revenues	$6,012,174	$2,546,185	$1,217,572
Operating income (loss)	2,087,386	2,477,222	(2,997)
Identifiable assets	24,641,326	183,292	107,130

12           SUPPLEMENTAL INFORMATION ON OIL OPERATION (Unaudited)

The accompanying table presents information concerning the Company’s crude oil producing activities as required by SFAS No. 69, “Disclosures About Oil and Gas Producing Activities”.

(a)  Capitalized costs relating to oil producing activities are as follows:

	Production Property	Rental Property
Proved crude oil properties	$21,804,492	$244,390
Accumulated depreciation, depletion and amortization	(1,268,397)	(61,098)
Net capitalized costs	$20,536,095	$183,292

(b)       Cost incurred in oil and gas property acquisitions, exploration and developmentactivities are as follows:

Property acquisition costs proved reserves	$8,047,107	$244,390
Property development costs	13,757,385	-
	$21,804,492	$244,390

(c)       The results of operations for oil and gas producing activities are as follows:

Net sales	$6,012,174
Production costs	(1,079,080)
Depreciation, depletion and amortization	(1,240,216)
Government oil surcharge	(1,200,548)
General and administrative expenses	(404,943)
Income tax expenses	(536,100)
Results of operations from oil and gas producing activities
(excluding corporate overhead and financing costs)	$1,551,287

(d)       Estimated quantities of proved oil and gas reserves

The following schedule estimates proved crude oil reserves attributable to the Company.Proved reserves are estimated quantities of oil which geological and engineering datademonstrate with reasonable certainty to be recoverable in future years during the lease period from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Reserves are stated in barrels of oil (Bbls). Geological and engineering estimates of proved oil and natural gas reserves at one point in time are highly interpretive, inherently imprecise and subject to ongoing revisions that maybe substantial in amount. Although every reasonable effort is made to ensure that the reserve estimates reported represent the most accurate assessments possible, these estimates are by their nature generally less precise than other estimates presented in connection with financial statement disclosures.

Bbls
Proved oil reserves
Balance at beginning of period	-
Reserves acquired *	6,911,673
Discoveries and extensions	-
Production	72,148
Balance at September 30, 2008	6,839,525
Proved developed producing reserves at September 30, 2008	2,022,958
*exclusive of reserves applicable to property subleased

The following schedule presents the standardized measure of estimated discounted future net cash flows from the Company’s proved developed reserves for the year ended September 30, 2008. Estimated future cash flows were based on independent reserves evaluation by Petro China.   Because the standardized measure of future net cash flows was prepared using the prevailing economic conditions existing at September 30, 2008, it should be emphasized that such conditions continually change. Accordingly, such information should not serve as a basis in making any judgment on the potential value of the Company’s recoverable reserves or in estimating future results of operations.

Estimated future net cash flows represent an estimate of future net revenues from the production of proved reserves using current sales prices, along with estimates of the operating costs, production taxes and future development and abandonment costs (less salvage value) necessary to produce such reserves. The average price per barrel used at September 30, 2008 was 94.20. No deduction has been made for any indirect costs such as general corporate overhead or interest expense.

Operating costs and production taxes are estimated based on current costs with respect to producing gas properties. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions.

Income tax expense is computed based on applying the appropriate statutory tax rate to the excess of future cash inflows less future production and development costs over the current tax basis of the properties involved, less applicable carry forwards, for both regular and alternative minimum tax.

The future net revenue information assumes no escalation of costs or prices, except for gas sales made under terms of contracts which include fixed and determinable escalation. Future costs and prices could significantly vary from current amounts and, accordingly, revisions in the future could be significant.

Standardized measures of discounted future net cash flows relating to proved oil and gas reserves at September 30, 2008 are as follows:

Future cash inflows	$410,503,170
Future production costs and taxes	(203,742,213)
Future development costs	(100,223,529)
Future income tax expense	(26,634,357)
Future net cash flows	79,903,071
Discount at 10% for timing of cash flows	47,286,384
Standardized measure of discounted future net cash related to proved reserves	$32,616,687

Of the Company’s total proved reserves as of September 30, 2008, 30% were classified as proved developed producing.  All of the Company’s reserves are located in the PRC.

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2009 (Unaudited)	September 30, 2008 (Audited)
ASSETS
CURRENT ASSETS:
Cash	$4,247	$43,542
Accounts receivable	1,311,357	2,508,836
Inventories	457,424	409,122
Deferred income taxes	-	309,254
Prepaid expenses and sundry current assets	287,615	333,929
TOTAL CURRENT ASSETS	2,060,643	3,604,683

PROPERTY AND EQUIPMENT:
Oil property and equipment, net of accumulated depletion	20,239,848	20,536,095
Rental property, net of accumulated amortization	142,756	183,292
Other property and equipment, net of accumulation depreciation	90,919	105,324
TOTAL PROPERTY AND EQUIPMENT	20,473,523	20,824,711

OTHER ASSETS:
Loan receivable – related party	41,080	282,904
TOTAL OTHER ASSETS	41,080	282,904

TOTAL ASSETS	$22,575,246	$24,931,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,744,350	$11,404,447
Other payables and accrued liabilities	1,395,624	2,502,849
Other loans payable	2,782,035	2,485,637
Due to stockholder	4,801,839	4,780,200
TOTAL CURRENT LIABILITIES	17,723,848	21,173,133

LONG-TERM DEBT	43,950	43,890

MINORITY INTERESTS	521,690	456,919

STOCKHOLDERS’ EQUITY:
Common stock, 0.0001 par value, 100,000,000 shares
authorized; 1,000 shares issued and outstanding	1	1
Additional paid-in capital	146,299	146,299
Retained earnings	4,026,256	3,002,829
Accumulated other comprehensive income	113,202	108,679
TOTAL STOCKHOLDERS’ EQUITY	4,285,758	3,257,808

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,575,246	$24,931,750
See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

	Six Months Ended March 31,
	2009	2008
REVENUES:
Oil sales	$1,152,944	$1,128,822
Subrental income	1,661,197	925,143
Sales of steel and steel related products	793,891	331,193
TOTAL REVENUES	3,608,032	2,385,158

COST OF SALES:
Oil production costs	231,213	206,894
Government oil surcharge	180,042	256,193
Depletion	481,794	225,043
	893,049	688,130
Steel and related products	784,204	325,495
Subrental expense	40,785	19,240
TOTAL COST OF SALES	1,718,038	1,032,865

GROSS PROFIT	1,889,994	1,352,293

OPERATING EXPENSES:
General and administrative expenses	239,697	164,997

INCOME FROM OPERATIONS	1,650,297	1,187,296

Interest expense, net of interest income of $31,119	135,112	150,648

INCOME BEFORE INCOME TAXES	1,515,185	1,036,648

Income taxes	427,616	319,872

INCOME BEFORE MINORITY INTEREST	1,087,569	716,776

Minority interest	64,142	43,765

NET INCOME	1,023,427	673,011

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	4,523	22,352

COMPREHENSIVE INCOME	$1,027,950	$695,363
See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED MARCH 31, 2009
(Unaudited)

	COMMON STOCK	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL
BALANCE – NOVEMBER 9, 2007	$-	$-	$-	$-	$-

Issuance of common stock	1	146,299	-	-	146,300

Net income	-	-	3,002,829	-	3,002,829

Foreign currency translation gain	-	-	-	108,679	108,679

BALANCE-SEPTEMBER 30, 2008	1	146,299	3,002,829	108,679	3,257,808

Net income	-	-	1,023,427	-	1,023,427

Foreign currency translation adjustment	-	-	-	4,523	4,523

BALANCE – MARCH 31, 2009	$1	$146,299	$4,026,256	$113,202	$4,285,758

See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended March 31,
	2009	2008
OPERATING ACTIVITIES:
Net income	$1,023,427	$631,011
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation of oil and gas properties	481,794	197,284
Depreciation of rental and other property and equipment	52,518	25,556
Minority interest	64,142	43,765
Deferred income taxes	309,677	-
Changes in operating assets and liabilities:
Accounts receivable	1,200,908	(1,414,143)
Inventories	(47,746)	(424,017)
Prepaid expenses and other current assets	46,771	(1,409,709)
Accounts payable	(2,675,687)	629,641
Other payables and accrued liabilities	(1,110,646)	600,115
NET CASH USED IN OPERATING ACTIVITIES	(654,842)	(1,078,497)

INVESTING ACTIVITIES:
Acquisition of oil and gas properties	(157,473)	(2,172,771)
Cash paid for acquisition, net of cash acquired and promissory note	-	(1,521,465)
Acquisition of machinery and equipment		(6,097)
Loan to unrelated party	(41,080)	(262,955)
NET CASH USED IN INVESTING ACTIVITIES	(198,553)	(3,963,288)

FINANCING ACTIVITIES:
Capital contribution	-	142,800
Proceeds of loan from shareholder	518,145	3,625,521
Proceeds from other borrowings	293,000	1,353,264
NET CASH PROVIDED BY FINANCING ACTIVITIES	811,145	5,121,585

EFFECT OF EXCHANGE RATE ON CASH	2,895	34,607

DECREASE IN CASH	(39,355)	114,407

CASH – BEGINNING OF PERIOD	43,602	-

CASH - END OF PERIOD	$4,247	$114,407

Supplemental disclosures of cash flow information:
Non-cash financing activities:
Loan receivable converted to due from stockholder	$503,041	$-
See notes to financial statements

AMERICAN D&C INVESTMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009
(Unaudited)

1           BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial consolidated financial statements have been prepared in accordance with accounting principles generally accepted for interim financial information.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the six months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending September 30, 2009.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and all of its subsidiaries.  All significant inter-company accounts and transactions have been eliminated. These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company’s functional currency is the Chinese Renminbi (RMB); however, the accompanying financial statements have been translated and presented in United States dollars (USD).

Recent accounting pronouncements

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with U.S. GAAP.  SFAS 162 is effective for the Company sixty days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.

In March 2008, the FASB issued Statement of Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities.  This statement requires additional disclosures about the objectives of derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on the Company’s financial position, financial performance, and cash flows.  SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141R”), which requires most identifiable assets, liabilities, non-controlling interests and goodwill acquired in a business combination to be recorded at “full fair value”.  Under SFAS 141R, all business combinations will be accounted for under the acquisition method.  Significant changes, among others, from current guidance resulting from SFAS 141R include the requirement that contingent assets and liabilities and contingent consideration shall be recorded at estimated fair value as of the acquisition date, with any subsequent changes in fair value charged or credited to earnings.  Further, acquisition-related costs will be expensed rather than treated as part of the acquisition.  SFAS 141R is effective for periods beginning on or after December 15, 2008.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – including an amendment of FASB Statement No. 115”. SFAS No. 159 allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value.  SFAS No. 159 requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each reporting date.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007.

On September 15, 2006 FASB issued SFAS No. 157 (“SFAS 157”) “Fair Value Measurements”.  SFAS 157 enhances existing guidance for measuring assets and liabilities using fair value.  Previously, guidance for applying fair value was incorporated in several accounting pronouncements.  The statement provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities.  While the statement does not add any new fair value measurements, it does change current practice.  One such change is a requirement to adjust the value of non-vested stock for the effect of the restriction even if the restriction lapses within one year.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The adoption of SFAS 157 is not expected to have a material impact on the financial statements of the Company.

In the opinion of management of the Company, the adoption of these new pronouncements will not have a material effect on the financial position or results of operations of the Company.

2           PREPAID EXPENSES AND SUNDRY CURRENT ASSETS

Prepaid expenses and sundry current assets consist of:

Employee advance	$53,583
Advance to supplier	234,032
$287,615

3           LOAN RECEIVABLE – OTHER

Loan receivable consists of a non-interest bearing loan to an unrelated company due on December 31, 2009

4           OTHER LOANS PAYABLE

Other loans payable consist of the following:

Loan from a former stockholder in connection with the acquisition referred to in Note 2. This loan is non-interest bearing and due on demand.	$2,049,535

Loan from an unrelated party. This loan is non-interest bearing and due on demand.	732,500
$2,782,035

5           DUE TO STOCKHOLDER

This obligation bears interest at the Bank of China one year rate (5.4% at December 31, 2008) and is due December 10, 2010.

6           INCOME TAXES

Substantially all of the Company’s operations are in the PRC and, effective January 1, 2008, are subject to income taxes at the rate of 25%.  A reconciliation of the United States statutory Federal tax rate of 35% of the effective tax rate is as follows:

	Amount	Percentage
Income before income taxes and minority interest	$1,515,185	100.00%

U.S. statutory Federal rate	530,315	35.00%
Effect of lower tax rate in PRC	(151,519)	(10.00)%
Other	48,820	6.19%
Effective rate	$472,616	31.19%

The Company does not provide for United States income taxes on un-remitted earnings of foreign subsidiaries, as it intends to permanently reinvest these earnings in the PRC.

7           BUSINESS SEGMENT INFORMATION

All of the Company’s sales are to companies located in the PRC. All sales of crude oil are to one company, China National Petroleum Corporation.  Substantially all accounts receivable are due from PetroChina.

The Company operates in three reportable segments which are the extraction and sale of crude oil the purchase and sale of drilling materials and subleasing.

The following table presents financial information about the Company’s reportable segments as of and for the six months ended March 31, 2009:

	Extraction and Sale of Crude Oil	Subrental Income	Sale of Steel and steel reated products
Net revenues	$1,152,944	$1,661,197	$793,891
Operating income (loss)	54,392	1,615,853	(19,947)
Identifiable assets	22,287,035	142,756	145,455